Exhibit 99.1

PokerTek to Announce 4Q 2010 Results, Including Record Table Count and Positive EBITDAS, on February 24, 2011

MATTHEWS, N.C.--(BUSINESS WIRE)--February 16, 2011--PokerTek, Inc. (NASDAQ: PTEK), a licensed gaming company and worldwide leader in automated poker, announced today that it will release financial results for the quarter ended December 31, 2010 before the market opens on Thursday, February 24, 2011. A conference call and webcast will be held the same day at 11:00 AM ET.

CEO and CFO Mark Roberson commented, “PokerTek reached important milestones in both the fourth quarter of 2010 and the first two months of 2011. We ended 2010 with the highest installed base of gaming tables in the company’s history as well as improved operating results and positive EBITDAS. To date in 2011, we have announced our first installation of Blackjack Pro® and our first installation of PokerPro® in France. We look forward to discussing our year-end financial results and to providing an update on our initiatives for 2011 with the investment community.”

Interested parties may listen to and participate in the conference call by dialing 888.679.8038 (U.S./Canada) or 617.213.4850 (Other) and entering passcode 55918125. A live webcast of the conference call will be available through a link on our website, www.pokertek.com, under the heading “Investors” as well as at www.earnings.com and www.streetevents.com. For those unable to participate in the live call, an archived replay will be made available for one year on our website. A replay of the conference call will also be available approximately two hours after the conclusion of the call for approximately one week by dialing 888-286-8010 (U.S./Canada) or 617-801-6888 (Other) and entering passcode 56525046.

EBITDAS is defined as net income (loss) before interest, taxes, depreciation, amortization, share-based compensation expense, and non-cash charges. EBITDAS does not purport to represent net earnings (loss) or net cash used in operating activities, as those terms are defined under U.S. generally accepted accounting principles, and should not be considered as an alternative to such measurements or as indicators of the Company’s performance. The Company’s definition of EBITDAS may not be comparable with similarly titled measures used by other companies.

About PokerTek, Inc.

PokerTek, Inc. (NASDAQ:PTEK) is a licensed gaming company headquartered in Matthews, NC that develops and distributes electronic table game solutions for the gaming industry. The company’s products are installed worldwide, and include PokerPro and Blackjack Pro. For more information, visit: www.PokerTek.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in accordance with the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, the expected adoption of the PokerPro systems by gaming properties and other customers and the expected acceptance of the PokerPro systems by players. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures and general economic conditions, and our financial condition. These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.

CONTACT:
PokerTek, Inc.
Mark Roberson, 704-849-0860 ext. 101
CEO and CFO
investorrelations@pokertek.com
or
Lippert/Heilshorn & Associates
Harriet Fried/Jody Burfening, 212-838-3777
hfried@lhai.com